UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2014

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (412) 434-3131

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2014, PPG Industries, Inc. (the “Company”) entered into a Term Loan Agreement among the Company, Sumitomo Mitsui Banking Corporation, as Administrative Agent, and Sumitomo Mitsui Banking Corporation, as Initial Lender (the “Credit Agreement”). The Credit Agreement provides for a €500,000,000 unsecured term loan facility. The Credit Agreement will terminate and all amounts outstanding thereunder will be due and payable on November 20, 2017. The Company expects to complete a single borrowing of €500,000,000 pursuant to the Credit Agreement within ten business days. The Credit Agreement provides that loans will bear interest at rates based on the Eurocurrency Rate, as defined in the Credit Agreement, plus a margin of 0.675% per annum.

The Credit Agreement contains usual and customary restrictive covenants for facilities of its type, which include, with specified exceptions, limitation on the Company’s ability to create liens or other encumbrances, to enter into sale and leaseback transactions and to enter into consolidations, mergers or transfer of all or substantially all of its assets. The Credit Agreement also requires the Company to maintain a ratio of Total Indebtedness to Total Capitalization, as defined in the Credit Agreement, of 60% or less.

The Credit Agreement contains, among other things, customary events of default that would permit the lenders to accelerate the loans, including the failure to make timely payments when due under the Credit Agreement or other material indebtedness, the failure to satisfy covenants contained in the Credit Agreement, a change in control of the Company and specified events of bankruptcy and insolvency.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by the terms and provisions of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2014.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On November 14, 2014, the Company announced the pricing of its cash tender offers for certain series of its outstanding debt securities. The Company’s press release announcing the pricing of its cash tender offer is set forth in its entirety and filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 17, 2014, the Company announced the completion of its cash tender offers for certain series of its outstanding debt securities. The Company’s press release announcing the completion of its cash tender offer is set forth in its entirety and filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated November 14, 2014.

99.2	Press release dated November 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2014		PPG INDUSTRIES, INC.
(Registrant)

	By:	/s/ Frank S. Sklarsky
Frank S. Sklarsky
Executive Vice President and
Chief Financial Officer